Exhibit 10.2
AMENDMENT TO
LOAN AGREEMENT AND
$400,000,000 PROMISSORY NOTE

THIS AMENDMENT (this “Amendment”) is made as of July 31, 2008 among PartnerRe Ltd., as Borrower, Citibank, N.A., as Administrative Agent, and Citibank, N.A., as Lender.

           WHEREAS, the Borrower, the Administrative Agent and the Lender are parties to a loan agreement dated as of October 25, 2005 (the “Loan Agreement”);

WHEREAS, the Borrower, for value received, executed and issued a $400,000,000 promissory note to the Lender dated October 31, 2005 pursuant to the Loan Agreement (the “ Existing Note”);

WHEREAS, the Borrower, the Administrative Agent and the Lender wish to amend the Loan Agreement on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the Borrower, the Administrative Agent and the Lender hereto agree as follows:

Section 1.  Terms Used but Not Defined Herein.  Capitalized terms used but not defined herein, except for the term “Lender”, shall have the respective meanings given to them in the Loan Agreement and the term “Lender” shall have the meaning given to it in the Note.

Section 2.  Amendment to the Loan Agreement.   The Advance on the Loan Agreement shall be split into two Advances (the “2008 Advance” and the “2010 Advance”, respectively), each with the terms set forth in the Loan Agreement, except that:

(a)	The aggregate principal amount of each of the 2008 Advance and the 2010 Advance shall be $200,000,000.

(b)	Each Advance will be evidenced by a separate Note in the manner set forth in Section 2.2 of the Loan Agreement.

(c)
Exhibit A of the Loan Agreement shall be amended by (i) replacing the phrase “from the date hereof” in the fifth and sixth lines of the first full paragraph of such Exhibit A with the phrase “from, and including, July 28, 2008” and (ii) adding the phrase “, as amended from time to time” immediately after the word “thereto” in the fourth line of the third full paragraph of such Exhibit A.

(d)	The following amendments shall be applicable only with respect to the 2010 Advance:

(i)
The definition of “Interest Payment Dates” under Section 1.1 of the Loan Agreement shall be amended by (i) adding the punctuation “,” immediately after the date “January 26, 2009” in the third line of such definition and (ii) replacing the phrase “and April 27, 2009” in the third and fourth lines of such definition with the phrase “April 27, 2009, July 27, 2009, October 26, 2009, January 25, 2010 and April 26, 2010”.

(ii)	The definition of “Maturity Date” under Section 1.1 of the Loan Agreement shall be amended by replacing the date “April 27, 2009” in such definition with the date “July 12, 2010”.

(iii)	The definition of “Spread” under Section 1.1 of the Loan Agreement shall be amended by replacing the phrase “0.50% per annum” in such definition with the phrase “shall be

0.50% per annum; provided that, on and after April 28, 2009, the Spread shall be 0.85% per annum”.

(iv)	Exhibit A of the Loan Agreement shall be amended by replacing the date “April 27, 2009” in the third line of the first full paragraph of such Exhibit A with the date “July 12, 2010”.

(e)	For the avoidance of doubt, all references in the Loan Agreement to the “Advance” shall be deemed to be references to each of the 2008 Advance and the 2010 Advance as the context requires.

Section 3.  Exchange of Notes.  On the date hereof, the Existing Note shall be tendered by the Lender to the Borrower for cancellation in exchange for Notes evidencing each of the 2008 Advance and the 2010 Advance.

           Section 4.  Representations.  Each of the parties hereto represents that (i) it has all necessary corporate power and authority to execute, deliver and perform its obligations contemplated by this Amendment, (ii) such execution, delivery and performance have been duly authorized by all necessary corporate action, and this Amendment has been duly and validly executed and delivered and constitutes its valid and binding obligation, enforceable against it in accordance with its terms hereunder, and (iii) this Amendment will not conflict with any agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound.

Section 5.  Effectiveness.  This Amendment shall become effective upon execution by the parties hereto.

Section 6.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.  The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Amendment or the transactions contemplated in this Amendment, the Loan Agreement and the Note. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Borrower hereby irrevocably designates, appoints and empowers the Service of Process Agent, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding referred to in this Section 7.  If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent.

Section 8.  Waiver of Trial by Jury.  EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AMENDMENT, THE LOAN AGREEMENT AND THE NOTE.

Section 9.  Effectiveness of the Loan Agreement and the Note.  Except as amended hereby, all the terms of the Loan Agreement and the Note shall remain and continue in full force and effect and are hereby confirmed in all respects.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

PARTNERRE LTD.

By:	/s/ Albert Benchimol
Name:	Albert Benchimol
Title:	EVP & Chief Financial Officer

Agreed and accepted by:

CITIBANK, N.A.
as Administrative Agent

By:	/s/ Herman Hirsch
Authorized Signatory

CITIBANK, N.A.
as Lender

By:	/s/ Herman Hirsch
Authorized Signatory